Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

Tyco Electronics Group S.A.

Offer to Exchange

New $800,000,000 6.000% Senior Notes due 2012
New $750,000,000 6.550% Senior Notes due 2017
New $500,000,000 7.125% Senior Notes due 2037

for

$800,000,000 6.000% Senior Notes due 2012
$750,000,000 6.550% Senior Notes due 2017
$500,000,000 7.125% Senior Notes due 2037

Fully and Unconditionally Guaranteed by
TYCO ELECTRONICS LTD.
Pursuant to the Prospectus, dated                        , 2008

        Registered holders of (i) outstanding 6.000% Senior Notes due 2012 (the "Outstanding 2012 Notes"), fully and unconditionally guaranteed by Tyco Electronics Ltd., who wish to tender their Outstanding 2012 Notes for a like principal amount of new 6.000% Senior Notes due 2012, fully and unconditionally guaranteed by Tyco Electronics Ltd., which have been registered under the Securities Act of 1933, as amended (the "Securities Act") (the "New 2012 Notes"), (ii) outstanding 6.550% Senior Notes due 2017 (the "Outstanding 2017 Notes"), fully and unconditionally guaranteed by Tyco Electronics Ltd., who wish to tender their Outstanding 2017 Notes for a like principal amount of new 6.550% Senior Notes due 2017, fully and unconditionally guaranteed by Tyco Electronics Ltd., which have been registered under the Securities Act (the "New 2017 Notes") or (iii) outstanding 7.125% Senior Notes due 2037 (the "Outstanding 2037 Notes" and, together with the Outstanding 2012 Notes and the Outstanding 2017 Notes, the "Outstanding Notes"), fully and unconditionally guaranteed by Tyco Electronics Ltd., who wish to tender their Outstanding 2037 Notes for a like principal amount of new 7.125% Senior Notes due 2037, fully and unconditionally guaranteed by Tyco Electronics Ltd., which have been registered under the Securities Act (the "New 2037 Notes" and, together with the New 2012 Notes and the New 2017 Notes, the "New Notes"), in each case, who cannot deliver their Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Deutsche Bank Trust Company Americas (the "Exchange Agent") or who cannot complete the procedures for book-entry transfer on a timely basis prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See "The Exchange Offer—Exchange Offer Procedures" in the Prospectus dated                        , 2008 (the "Prospectus") of Tyco Electronics Group S.A. (the "Issuer"). Capitalized terms not defined herein are defined in the Prospectus.

By mail:
DB Services Tennessee, Inc.
Reorganization Unit
P.O. Box 30505
Nashville, TN 37230

By facsimile transmission
(for eligible institutions only)
Fax: (615) 835-3701

By Overnight Mail or Courier:
DB Services Tennessee, Inc.
Trust and Securities Services
Reorganization Unit
648 Grassmere Park Road
Nashville, TN 37211

SPU-Reorg.Operations@db.com
Information: (800) 735-7777

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

        Upon the terms and conditions set forth in the Prospectus, the undersigned hereby tenders to the Issuer the principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption of "The Exchange Offer—Guaranteed Delivery Procedures".

        The undersigned understands and acknowledges that the Exchange Offer will expire at 5:00 p.m., New York City time, on                        , 2008, unless extended by the Issuer. With respect to the Exchange Offer, "Expiration Date" means such time and date, or if the Exchange Offer is extended, the latest time and date to which the Exchange Offer is so extended by the Issuer.

Principal Amount of Outstanding 2012 Notes Tendered (must be in denominations of principal amount of $1,000 or any integral multiple thereof):
$
Principal Amount of Outstanding 2017 Notes Tendered (must be in denominations of principal amount of $1,000 or any integral multiple thereof):
$
Principal Amount of Outstanding 2037 Notes Tendered (must be in denominations of principal amount of $1,000 or any integral multiple thereof):
$
Provide the account number for delivery of Outstanding Notes by book-entry transfer to The Depository Trust Company.
Account Number

        All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns, trustees in bankruptcy and other legal representatives of the undersigned.

  PLEASE SIGN HERE

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	Signature(s) of Owner		Date
Area Code and Telephone Number

        Must be signed by the holder(s) of Outstanding Notes as their names(s) appear(s) on a security position listing of the Outstanding Notes, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)
Name(s)

Capacity
Address(es)

GUARANTEE (Not to be used for signature guarantee)

The undersigned, an Eligible Institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees that a Book-Entry Confirmation, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, within three (3) New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Letter of Transmittal and the Outstanding Notes tendered hereby to the Exchange Agent within the time period set for the above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm	Authorized Signature

Address	Title

Zip Code	(Please Type or Print)